UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2801 Diode Lane

Louisville, KY 40299

(502) 442-7911

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 17, 2021

The Notice of Annual Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

https://investors.nxt-id.com/financial-information/sec-filings

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2021

To the Stockholders of Nxt-ID, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of Nxt-ID, Inc., a Delaware corporation (the “Company”), will be held on December 17, 2021 at 10:00 a.m. (Eastern Time) at the offices of Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). The Annual Meeting is being held for the following purposes:

1. To elect five (5) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);

2. To consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021 (“Proposal No. 2”);

3. To consider and act upon an advisory resolution on the compensation of the Company’s named executive officers (“Proposal No. 3”); and

4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s Common Stock, stockholders of record of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and stockholders of record of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”) at the close of business on November 3, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the proposals.

All stockholders who are record or beneficial owners of the Company’s Common Stock, the one (i) record holder of our Series C Preferred Stock and the one (1) record holder of our Series F Preferred Stock on the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock, Series C Preferred Stock and/or Series F Preferred Stock you own. Only record or beneficial owners of the Common Stock, Series C Preferred Stock and/or Series F Preferred Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock, Series C Preferred Stock and/or Series F Preferred Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of the Company’s Common Stock, Series C Preferred Stock or Series F Preferred Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of the Company’s Common Stock, Series C Preferred Stock or Series F Preferred Stock on the Record Date will be disregarded.

Louisville, Kentucky	By Order of the Board of Directors,

November 15, 2021	/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Nxt-ID, Inc., a Delaware corporation, is referred to as “Nxt-ID,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. (Eastern Time) on December 17, 2021 at the offices of Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019, and at any adjournment thereof. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), your shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and/or your shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about November 17, 2021.

Only stockholders of record of our Common Stock, Series C Preferred Stock and Series F Preferred Stock as of the close of business on November 3, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 8,862,429 shares of Common Stock were issued and outstanding, 200 shares of Series C Preferred Stock were issued and outstanding to one (1) record holder and 173,333 shares of Series F Preferred Stock were issued and outstanding to one (1) record holder. Holders of Common Stock and the holder of the Series C Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and/or one (1) vote per share of Series C Preferred Stock held by them. The holder of shares of Series F Preferred Stock will be entitled to vote on an as-converted to Common Stock basis with respect to 66,505 votes for shares of Series F Preferred Stock held by such holder (for further information, please see section below titled “Security Ownership Of Certain Beneficial Owners And Management”). Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Chia-Lin Simmons is named as attorney-in-fact in the proxy. Ms. Simmons is our Chief Executive Officer and will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect five (5) members of our Board, each to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2021 (“Proposal No. 2”); and (iii) a proposal to consider and act upon an advisory resolution on the compensation of the Company’s named executive officers (“Proposal No. 3”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Ms. Simmons will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least one-third (1/3) of the issued and outstanding shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).  Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2).  Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock, Series C Preferred Stock, and Series F Preferred Stock on an as-converted to Common Stock basis, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2021.

Vote Required for the Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 3).  Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock, Series C Preferred Stock, and Series F Preferred Stock on an as-converted to Common Stock basis, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the advisory resolution on the compensation of the Company’s named executive officers. This proposal is non-binding on the Company and the Board.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal and shares that constitute broker non-votes are not considered entitled to vote.

The vote on Proposals No. 1 and No. 3 are considered “non-routine” and the vote on Proposal No. 2 is considered “routine”.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 2801 Diode Lane, Louisville, KY 40299, telephone: (502) 442-7911.

If multiple stockholders sharing an address have received one copy of the Annual Meeting materials or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 3, 2021, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of either our Common Stock or Series C Preferred Stock;

●	Each of our executive officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock within sixty (60) days of November 3, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock, Series C Preferred Stock and Series F Preferred Stock held by each person or group of persons named above, any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock that such person or persons has the right to acquire within sixty (60) days of November 3, 2021 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The presentation of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock on the following table reflects the Company’s reverse stock splits of its Common Stock and Series C Preferred Stock that were effected on October 15, 2021. The inclusion herein of any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Nxt-ID, Inc., 2801 Diode Lane, Louisville, KY 40299.

	Shares Beneficially Owned						% Total
	Common Stock		Series C Preferred Stock		Series F Preferred Stock		Voting Power
Name of Beneficial Owner	Shares	%(1)	Shares	%	Shares	%	(2)
Non-Director or Officer 5% Stockholders:

Anson Investments Master Fund LP (3)	890,217	9.99%	—	—	—	—	9.99%

Alpha Capital Anstalt (4)	686,223	7.74%	—	—	173,333	100%	7.74%

Giesecke & Devrient Mobile Security America, Inc. (5)	58,480	*	200	100%	—	—	*

Armistice Capital Master Fund, Ltd. (6)	444,440	5.01%	—	—	—	—	5.01%

Directors and Executive Officers:

Chia-Lin Simmons Chief Executive Officer and Director (7)	—	—	—	—	—	—	—

Mark Archer Interim Chief Financial Officer	—	—	—	—	—	—	—

Vincent S. Miceli (8) Former Chief Executive Officer, Former Chief Financial Officer and Former Director	107,752	1.21%	—	—	—	—	1.21%

Major General David R. Gust, USA, Ret. Director (9)	36,867	*	—	—	—	—	*

Michael J. D’Almada-Remedios, PhD Director (10)	37,404	*	—	—	—	—	*

Daniel P. Sharkey Director (11)	36,366	*	—	—	—	—	*

Robert A. Curtis, Pharm.D. Director (12)	27,857	*	—	—	—	—	*

Directors and Executive Officers as a Group (7 persons)	246,246	2.78%	—	—	—	—	2.78%

*	Less than 1%

(1)	Based on 8,862,429 shares of Common Stock issued and outstanding as of November 3, 2021.

(2)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock, Series C Preferred Stock and Series F Preferred Stock. The holders of our Common Stock and our Series C Preferred Stock are each entitled to one vote per share. The holders of our Series F Preferred Stock vote on an as-converted to Common Stock basis with respect to all matters on which the holders of Common Stock are entitled to vote.

(3)	Beneficial ownership consists of (i) 810,001 shares of Common Stock and (ii) warrants exercisable for up to an aggregate of 80,216 shares of Common Stock, which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding; and excludes warrants exercisable for up to an aggregate 1,674,826 shares of Common Stock, comprising (x) warrants exercisable for up to an aggregate of 1,341,493 shares of Common Stock, which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (y) warrants exercisable for up to an aggregate of 333,333 shares of Common Stock, which are not exercisable for shares of Common Stock within 60 days after November 3, 2021. Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the co-investment advisers of Anson Investments Master Fund LP (“AIMF”). Anson holds voting and dispositive power over the securities held by AIMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the AIMF is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Beneficial ownership of Common Stock consists of (i) 570,667 shares of Common Stock and (ii) 173,333 shares of Series F Preferred Stock convertible into 115,556 shares of Common Stock, based on a conversion price equal to $4.50 per share under the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) and excludes warrants exercisable for up to an aggregate 885,144 shares of Common Stock, comprising (x) warrants exercisable into an aggregate of 718,477 shares of Common Stock, which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding and (y) warrants exercisable for up to an aggregate of 166,667 shares of Common Stock, which are not exercisable for shares of Common Stock within 60 days after November 3, 2021. Beneficial ownership of shares of Series F Preferred Stock includes 173,333 shares of Series F Preferred Stock. For purposes of determining the voting power that Alpha Capital Anstalt has with respect to the shares of Common Stock that would be issuable upon conversion of the 173,333 shares of Series F Preferred Stock and that it may vote at the Annual Meeting, Alpha Capital Anstalt has agreed to limit its voting power to only 66,505 shares of Common Stock underlying such Series F Preferred Stock (representing only 0.7% of the total voting power for the Annual Meeting, which is listed in the table above), based on a conversion price equal to $7.819 per share, which is the minimum conversion price at which such shares of Series F Preferred Stock would be convertible pursuant to the Series F Certificate of Designation in order to comply with the Marketplace Rules of the Nasdaq Stock Market LLC. Konrad Ackermann has voting and investment control over the securities held by Alpha Capital Anstalt. The principal business address of Alpha Capital Anstalt is c/o Lettstrasse 32, FL-9490 Vaduz, Furstentums, Liechtenstein.

(5)	Giesecke & Devrient Mobile Security America, Inc. (“G&D”) is the sole holder of our Series C Preferred Stock and thus has 100% of the voting power of our outstanding shares of Series C Preferred Stock, which have the same voting rights as our shares of Common Stock (one vote per share). The address of G&D is 45925 Horseshoe Drive, Dulles, VA 20166.

(6)	Beneficial ownership includes 444,440 shares of Common Stock and excludes warrants exercisable for up to an aggregate of 444,440 shares of Common Stock, which warrants are subject to certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding. Steven Boyd, the managing member of Armistice Capital, LLC, the investment manager of Armistice Capital Master Fund Ltd., has the power to vote and dispose of the shares held by Armistice Capital Master Fund Ltd. and may be deemed to be the beneficial owner of its shares of Common Stock. The business address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

(7)	Excludes 266,560 unvested shares of restricted Common Stock granted outside the 2013 Long Term Incentive Plan (“LTIP”) and the 2017 Stock Incentive Plan (“2017 SIP”), which Ms. Simmons does not have the right to acquire within 60 days of November 3, 2021. Such shares of restricted Common Stock vest over a period of 48 months, with one quarter of such shares to vest on June 14, 2022, and thereafter, 1/36 of such shares to vest on the first day of each subsequent month until all such shares have vested, so long as Ms. Simmons remains in the service of the Company on each such vesting date.

(8)	Includes an aggregate of 50,000 shares of Common Stock which have been issued to Mr. Miceli under the Company’s LTIP pursuant to the terms of a letter agreement, effective as of August 1, 2021, by and between the Company and Mr. Miceli.

(9)	Includes stock options to purchase 10,215 shares of Common Stock at an average exercise price of $0.59 per share.

(10)	Includes stock options to purchase 10,215 shares of Common Stock at an average exercise price of $0.59 per share.

(11)	Includes stock options to purchase 10,215 shares of Common Stock at an average exercise price of $0.59 per share.

(12)	Includes stock options to purchase 10,215 shares of Common Stock at an average exercise price of $0.59 per share.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the 2022 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Chia-Lin Simmons	48	June 14, 2021
Major General David R. Gust, USA, Ret.	79	June 25, 2012
Michael J. D’Almada-Remedios, PhD	59	September 26, 2013
Daniel P. Sharkey	64	June 23, 2014
Robert A. Curtis, Pharm.D.	67	July 25, 2018

Chia-Lin Simmons, Chief Executive Officer and Director

Ms. Simmons has served as Chief Executive Officer and a director of the Company since June 14, 2021. From 2016 to June 2021, Ms. Simmons served as the CEO and co-founder of LookyLoo, Inc., an artificial intelligence social commerce company. Ms. Simmons currently also serves as a member of the board of directors for Servco Pacific Inc., a global automotive and consumer goods company with businesses in mobility, automotive distribution and sales, and entertainment, and for New Energy Nexus, an international organization that supports clean energy entrepreneurs with funds, accelerators and networks. From 2014 to 2016, Ms. Simmons served as Head of Global Partner Marketing at Google Play, prior to which, between 2010 and 2014, she served as VP of Marketing & Content for Harman International. Ms. Simmons received her B.A. in Communications, Magna cum Laude and Phi Beta Kappa, from the University of California, San Diego in 1995. She also received her M.B.A. from Cornell University in 2002, where she was a Park Leadership Fellow, and her J.D. from George Mason University in 2005, and is currently a licensed attorney in the State of New York. The Company believes that Ms. Simmons’ broad technology industry expertise, her experience in product development and launch, and her role as Chief Executive Officer give her the qualifications and skills to serve as a member of the Board.

Major General David R. Gust, USA, Ret., Director

Major General David R. Gust, USA, Ret., has served as a director of the Company since June 25, 2012. General Gust presently does consulting work for his own company, David R. Gust & Associates, LLC. Between April 2007 and May 2009, General Gust was the President of USfalcon, a privately-held company working with the U.S. Defense sector, primarily in information technology. Previously, General Gust had served as the Manager for Federal Telecommunications for Bechtel National, Inc. from November 2004 to March 2007. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service.

His General Officer assignments included the Program Executive Officer, Communications Systems (PEO-Comm Systems), Program Executive Officer, Intelligence, Electronic Warfare and Sensors (PEO-IEW&S) and at Army Materiel Command, as Deputy Chief of Staff for Research, Development and Acquisition (DCSRDA).

His final assignment at the Army Materiel Command included serving as the Chairman of the Source Selection Advisory Council for the Tactical Unmanned Aerial Vehicle procurement and supervising preparation of the acquisition procurement package for the Stryker combat vehicle. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

General Gust brings to our board of directors valuable business expertise, particularly expertise in defense and homeland security market segments due to his significant experience as a director of publicly held companies and his substantial experience gained as a member of the US Armed Services.

Michael J. D’Almada-Remedios, PhD, Director

Michael J. D’Almada-Remedios, PhD, has served as a director of the Company since September 26, 2013. Dr. D’Almada-Remedios’ background includes a successful track record for product innovation and development, outsourcing, global platform integration, massive-scale/hyper-growth operations, and building/developing teams from 50 to over 500 people. His key accomplishments at each company consistently show impressive gains in sales, profitability and global expansion into new markets.

Dr. D’Almada-Remedios has served as the President of On Demand i Cars, Inc. and Limos.com, a leading global professional transportation network company since 2018. From 2014 to 2018 he was the Chief Executive Officer of Flye Inc., a Fin Tech and IoT subsidiary of World Ventures Holdings, LLC, where he was also the Chief Technology Officer. In 2014, Dr. D’Almada-Remedios was the Chief Technology Officer of Swarm-Mobile, a software company. Between January 2011 and September 2013, Dr. D’Almada-Remedios was the Chief Information Officer for Arbonne International, a billion-dollar global cosmetics company. From February 2009 to December 2010, he was a Vice-President at Expedia, Inc. and was responsible for all technologies, product development and technical operations for hotels.com. Prior to February 2009, Dr. D’Almada-Remedios was the Chief Technology Officer for Realtor.com and Shopping.com, a subsidiary of eBay, Inc. At eBay he was a member of the eBay Inc. Technology Board for eBay, PayPal and Skype.

Earlier in his career, he was Global Chief Information Officer for the Travelocity group of companies and President and Chief Operating Officer of Bluelight.com, a subsidiary of Kmart. Dr. D’Almada-Remedios began his career as Vice President and Manager, Systems Integration & Development at Wells Fargo Bank, Consumer Banking Group.

Dr. D’Almada-Remedios has a PhD in Computer Control and Fluid Dynamics from the University of Nottingham in England and a B.Sc. in Physics and Computer Science from Kings College, University of London in England.

Dr. D’Almada-Remedios brings to our board of directors valuable business experience, particularly expertise in eCommerce technology and hyper growth companies.

Daniel P. Sharkey, Director

Daniel P. Sharkey has served as a director of the Company since June 23, 2014 and as Chairman of the Board since November 14, 2021. Mr. Sharkey’s background includes 36 years of broad experience with finance and business development for technology companies. His key accomplishments in his prior engagements focused on expanding technology companies into new marketplaces and plotting and implementing successful, long-term growth strategies. Between 2007 and 2014, Mr. Sharkey was Executive Vice President of Business Development for ATMI, a publicly traded semi-conductor company. Mr. Sharkey originally joined ATMI as Chief Financial Officer in 1990. ATMI was sold to Entegris in 2014 for $1.15 billion.

From 1987 to 1990, before joining ATMI, Mr. Sharkey was Vice President of Finance for Adage, a publicly traded computer graphics manufacturer. From 1983 to 1987, Mr. Sharkey served as Corporate Controller for CGX Corporation, a venture capital backed, privately held, computer graphics manufacturer that merged with Adage in 1987. Mr. Sharkey was a Certified Public Accountant for KPMG from 1978 to 1983.

Mr. Sharkey earned a Bachelor of Arts degree in Economics and Accounting from the College of the Holy Cross in Worcester, Massachusetts. Mr. Sharkey brings valuable experience in finance and administration to our board of directors and serves as our financial expert.

Robert A. Curtis, Director

Robert A. Curtis, Pharm.D., has served as a director of the Company since July 25, 2018. Dr. Curtis is a 35-year veteran in the biosciences industry. Dr. Curtis currently serves as a consultant to emerging technology companies. He recently served as the Executive Chairman and Director of the Trudeau Institute in Saranac Lake, New York and prior to that position he was Chief Executive Officer (CEO) of the Regional Technology Development Corporation, a non-profit organization in Woods Hole, Massachusetts, where he was responsible for identifying and commercializing technology from the Marine Biological Laboratory and the Woods Hole Oceanographic Institute. Dr. Curtis has been a founder and CEO of several companies, including HistoRx, Inc., a tissue proteomics company, Cape Aquaculture Technologies, Inc. which developed enhanced non-genetically modified fish, Lion Pharmaceuticals/Phoenix Drug Discovery LLC, a novel business model to develop and commercialize university-based technology from some of the leading biomedical institutions in the world. He assisted in the founding of Environmental Operating Solutions, Inc., which applied denitrification technology to wastewater with the company being sold in 2017. He was a co-founder of and CEO of CombiChem, Inc., which was purchased by Dupont Pharmaceuticals, and served as founding President and CEO of MetaMorphix, Inc., a joint venture between Genetics Institute, Inc. and The Johns Hopkins School of Medicine. Prior to these entrepreneurial endeavors, Dr. Curtis held senior management positions at Pharmacopeia, Inc., Cambridge Neuroscience, Inc., and Pfizer, Inc. He also served as Assistant Professor of Pharmacy Practice at the University of Illinois Medical Center in Chicago. He currently serves on the board or as an advisor to a number of private entrepreneurial companies and has served as judge for the annual MIT $100K Business Plan Entrepreneurial Award. He is Chairman of Fundraising for the Falmouth Commodores of the Cape Cod Baseball League. Dr. Curtis holds a BS in Pharmacy from the Massachusetts College of Pharmacy, a Pharm.D. from the University of Missouri, and an MBA from Columbia University.

Dr. Curtis’ significant experience in the biosciences, healthcare, and technology sector as well as his operational background gives him the qualifications and skills necessary to serve as a director of our Company.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the five (5) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

Our Board currently consists of five (5) members: Chia-Lin Simmons; Major General David R. Gust USA, Ret.; Michael J. D’Almada-Remedios, PhD; Daniel P. Sharkey; and Robert A. Curtis. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

As we are listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq Stock Market” or “Nasdaq”). Our Board affirmatively determined that Major General David R. Gust USA, Ret., Michael J. D’Almada-Remedios, PhD, Daniel P. Sharkey, and Robert A. Curtis are “independent directors”, as that term is defined in the Marketplace Rules of the Nasdaq Stock Market.

Board Meetings and Attendance

During fiscal year 2020, the Board held four (4) telephonic meetings. No incumbent director attended fewer than 75% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

All of the Company’s five (5) then-sitting directors attended our 2020 Annual Meeting of Stockholders, which was held at the Company’s former office at 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478 originally convened on October 14, 2020 and reconvened on November 4, 2020.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Chia-Lin Simmons, Chief Executive Officer, Nxt-ID, Inc., 2801 Diode Lane, Louisville, KY 40299. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. Each committee has a charter, which is available on our website at www.nxt-id.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of November 3, 2021, the members of these committees are:

Audit Committee– Daniel P. Sharkey*(1), David R. Gust, Robert A. Curtis

Compensation Committee – David R. Gust*, Daniel P. Sharkey, Robert A. Curtis

Corporate Governance and Nomination Committee– Robert A. Curtis*, David R. Gust, Daniel P. Sharkey

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Daniel P. Sharkey, David R. Gust and Robert A. Curtis. Mr. Sharkey, Mr. Gust and Mr. Curtis are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Marketplace Rules of the Nasdaq Stock Market. Our Board has determined that Mr. Sharkey shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Mr. Sharkey serves as Chairman of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

●	Selecting and recommending to our Board the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	Approving the fees to be paid to the independent registered public accounting firm;

●	Helping to ensure the independence of our independent registered public accounting firm;

●	Overseeing the integrity of our financial statements;

●	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	Reviewing major changes to our auditing and accounting principles and practices as suggested by our Company’s independent registered public accounting firm, internal auditors (if any) or management;

●	Reviewing and approving all related party transactions; and

●	Overseeing our compliance with legal and regulatory requirements.

In 2020, the Audit Committee held four (4) telephonic meetings, at which all of the members of the then current Audit Committee were present.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of the Nasdaq Stock Market.

Compensation Committee

The members of our Compensation Committee are David R. Gust, Daniel P. Sharkey and Robert A. Curtis. Messrs. Gust, Sharkey and Curtis are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Gust serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●	Assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;

●	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	Reviewing, approving and recommending to our Board on an annual basis the evaluation process and compensation structure for our other executive officers;

●	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed, and exercising all the authority of our Board with respect to the administration of such plans;

●	Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and

●	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

In 2020, the Compensation Committee held three (3) telephonic meetings, at which all of the members of the then current Compensation Committee were present.

Corporate Governance and Nomination Committee

The members of our Corporate Governance and Nomination Committee are Robert A. Curtis, David R. Gust and Daniel P. Sharkey. Messrs. Curtis, Gust and Mr. Sharkey are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Corporate Governance and Nomination Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Corporate Governance and Nomination Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Curtis serves as Chairman of our Corporate Governance and Nomination Committee.

The Corporate Governance and Nomination Committee is responsible for, among other objectives, making recommendations to the Board regarding candidates for directorships; overseeing the evaluation of the Board; reviewing developments in corporate governance practices; developing a set of corporate governance guidelines; and reviewing and recommending changes to the charters of other board committees. In addition, the Corporate Governance and Nomination Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

In 2020, the Corporate Governance and Nomination Committee held one (1) telephonic meeting, at which all of the members of the then current Corporate Governance and Nomination Committee were present.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Chia-Lin Simmons serves as Chief Executive Officer of the Company and Daniel Sharkey serves as Chairman of the Board. The Company does not have a lead independent director.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Corporate Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Ethical Conduct (the “Code of Conduct”) which constitutes a “code of ethics,” as defined by applicable SEC rules, and a “code of conduct,” as defined by applicable rules of the Nasdaq Stock Market. We require all employees, directors and officers, including our principal executive officer and principal financial officer, to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.nxt-id.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

DIRECTOR COMPENSATION

During 2020, each of our non-employee directors received $40,000 in cash and $40,000 in stock options for serving on our board of directors. Such compensation was paid in quarterly installments. The following table reflects all compensation awarded to and earned by the Company’s directors for the fiscal year ended December 31, 2020. The fourth and final installment of the cash portion of compensation for 2020 was paid to our directors on January 4, 2021. The presentation of the shares of Common Stock upon exercise of the option awards on the following table reflects the Company’s reverse stock split of its Common Stock that was effected on October 15, 2021.

Name	Fees Earned ($)	Stock Awards ($)	Stock Options Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Major General David R. Gust, USA, Ret. (1)	40,000	-	40,000	-	-	-	80,000
Michael J. D’Almada-Remedios, PhD (2)	40,000	-	40,000	-	-	-	80,000
Daniel P. Sharkey (3)	40,000	-	40,000	-	-	414	80,414
Robert A. Curtis, Pharm.D. (4)	40,000	-	40,000	-	-	193	80,193

(1)	Mr. Gust received $40,000 in stock options to purchase 8,382 shares of Common Stock at an average price of approximately $0.48 per share.
(2)	Dr. D’Almada-Remedios received $40,000 in stock options to purchase 8,382 shares of Common Stock at an average price of approximately $0.48 per share.
(3)	Mr. Sharkey received $40,000 in stock options to purchase 8,382 shares of Common Stock at an average price of approximately $0.48 per share.
(4)	Dr. Curtis received $40,000 in stock options to purchase 8,382 shares of Common Stock at an average price of approximately $0.48 per share.
(5)	The Company reimbursed Mr. Sharkey and Dr. Curtis for travel-related expenses.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Chia-Lin Simmons	48	Chief Executive Officer and Director
Mark Archer	64	Interim Chief Financial Officer

Biographical information about Chia-Lin Simmons appears above on page 5.

Mark Archer, Interim Chief Financial Officer

Mr. Archer currently serves as a Partner at FLG Partners, LLC (“FLG Partners”), a Silicon Valley chief financial officer services and board advisory consultancy firm. Mr. Archer has over 40 years of financial and operational experience, including assignments in technology and consumer products companies. Prior to joining FLG Partners in April 2021, from 1997 to 2020, Mr. Archer served as Executive Vice President and Chief Financial Officer of Saxco International LLC, a leading US distributor of glass and other rigid packaging solutions to the wine, beer and spirits industries. Prior to his time at Saxco International LLC, from 2016 to 2018, Mr. Archer served as President and Chief Executive Officer of Swarm Technology LLC, a growth stage technology company developing proprietary software, using Internet of Things architecture, and manufacturing hardware for direct sales to the agricultural industry. Mr. Archer received both his B.S. degree in Business Administration and an M.B.A. in Finance from the University of Southern California.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Base Salary

We provide base salary as a fixed source of compensation for our named executive officers. The Board recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent. Base salaries for our named executive officers were established primarily based on individual negotiations with such executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the Board’s experience and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers. The Board does not apply specific formulas in determining base salary increases. The base salaries of our named executive officers for the fiscal years ended December 31, 2020 and 2019 are set forth below.

Cash Bonuses or Bonuses Paid in Shares of Common Stock

Our employees, including our named executive officers, are eligible to earn discretionary performance bonuses based on individual performance. We determine the amount of individual bonus earned in a subjective manner without specific weightings or a formula. The cash bonuses or bonuses of our named executive officers for the fiscal years ended December 31, 2020 and 2019 are set forth below.

Equity Incentive Compensation

We believe that our long-term performance can be promoted by an ownership culture that encourages such performance through the grant of stock, stock-based and option awards. Specifically, we believe that stock-based and option compensation provides the principal method for our executive officers, directors and other employees to acquire equity or equity-linked interests in the Company. Accordingly, we adopted the 2013 Long-Term Incentive Plan (“2013 LTIP”), approved by our stockholders on January 4, 2013, and the 2017 Stock Incentive Plan (“2017 SIP”), approved by our stockholders on August 24, 2017, in order to provide such equity compensation to our executive officers, directors and other employees.

Summary Compensation Table for Fiscal Years 2020 and 2019

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer (“PEO”) or acted in a similar capacity and the Company’s two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Gino M. Pereira,	2020	-	-	-	-	-	-	-	-
Chief Executive Officer (1)	2019	345,968	40,000	100,000	-	-	-	25,682	511,650
Vincent S. Miceli	2020	365,000	50,000	75,000				33,767	523,767
Chief Financial Officer (2)	2019	329,391	30,000	75,000				30,190	464,581
Michael J. Orlando,	2020	-	-	-	-	-	-	-	-
Chief Operating Officer (3)	2019	242,083	-	-	-	-	-	-	242,083
Stanley E. Washington	2020	-	-	-	-	-	-	-	-
Chief Revenue Officer (4)	2019	104,167	-	-	-	-	-	-	104,167

(1)	Mr. Pereira resigned as an officer of the Company effective September 13, 2019.
(2)	Mr. Miceli was appointed President and Chief Executive Officer of the Company upon Mr. Pereira’s resignation. Mr. Miceli was ceased being an officer of the Company effective July 10, 2021.
(3)	Mr. Orlando resigned as an executive officer of the Company effective September 10, 2019.
(4)	Mr. Washington became an employee of the Company effective January 1, 2018 and he resigned as an officer of the Company effective May 31, 2019.

(5)	The 2018 stock awards for Mr. Pereira, Mr. Miceli and Mr. Orlando originally vested over a three (3) year period from the date of grant. The 2019 stock awards for Mr. Pereira and Mr. Miceli originally vested over a two (2) year period from the date of grant. The unvested portion of the 2018 and 2019 stock awards for Mr. Pereira and Mr. Orlando were forfeited effective with their respective departure dates.
(6)	Other compensation includes primarily employer-paid health insurance.

Employment Agreements

The disclosure on the shares of Common Stock under this “Employment Agreements” section of this Proxy Statement reflects the Company’s reverse stock split of its Common Stock that was effected on October 15, 2021.

On January 8, 2021, we entered into an employment agreement (the “Miceli Employment Agreement”) with Vincent S. Miceli, our former Chief Executive Officer and Chief Financial Officer, effective as of January 1, 2021, which, among other things, formalized the Company’s employment relationship with Mr. Miceli at such time as the Company’s Chief Executive Officer and Chief Financial Officer, and contained standard terms relating to termination of his employment in such roles, including termination for “Cause” (as defined in the Miceli Employment Agreement). Pursuant to the Miceli Employment Agreement, among others, Mr. Miceli would continue to receive an annual base salary of $365,000 and he would also receive a grant of 40,000 shares (“Miceli 40,000 Shares”) of Common Stock under our LTIP or 2017 SIP.

On June 14, 2021, the Board approved and ratified an employment agreement with Chia-Lin Simmons, dated as of June 8, 2021 and effective as of June 14, 2021 (“Simmons Employment Agreement”), and formally appointed her to the roles of Chief Executive Officer of the Company and member of the Board, effective June 14, 2021. Pursuant to such Simmons Employment Agreement, Ms. Simmons agreed to serve as our Chief Executive Officer in consideration for an annual cash salary, which was set at $450,000 (“Simmons Base Salary”). The Simmons Employment Agreement provides for incentive bonuses as determined by the Board, a one-time sign-on bonus of $50,000, and employee benefits, including health and disability insurance, in accordance with our policies, and remain in effect until Ms. Simmons’s employment with the Company is terminated.

Additionally, pursuant to the Simmons Employment Agreement and as a material inducement to Ms. Simmons’s acceptance of employment with the Company, the Company offered Ms. Simmons 266,560 shares of restricted stock of the Company (the “Simmons Stock Award”). The Simmons Stock Award was approved by the Compensation Committee and such shares were issued in accordance with Nasdaq Listing Rule 5635(c)(4) outside of the Company’s 2017 Stock Incentive Plan and 2013 Long-Term Stock Incentive Plan. In connection with the Simmons Stock Award, the parties have entered into a Restricted Stock Award Agreement on June 14, 2021, which agreement contemplates the restricted shares vesting over a 48-month period commencing on June 14, 2021. One fourth of such shares will vest on June 14, 2022. Thereafter, 1/36 of such shares will vest on the first day of each subsequent month until all such shares have vested.

Pursuant to the Simmons Employment Agreement, if Ms. Simmons is terminated for any reason, she is entitled to receive (i) a lump sum payment on the date of termination in the amount equal to the sum of Ms. Simmons’s earned but unpaid Simmons Base Salary through the date of termination, (ii) her accrued but unused vacation days at Simmons Base Salary in effect as of her date of termination, and (iii) any other benefits or rights Ms. Simmons will have accrued or earned through her date of termination in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company (collectively, the “Simmons Accrued Benefits”). Additionally, if Ms. Simmons is terminated due to a change in control (as defined in the Simmons Employment Agreement), she will also be entitled to twelve (12) months of her then-current Simmons Base Salary payable in twelve (12) equal monthly installments, and coverage under any health insurance plan covering Ms. Simmons and her spouse, or reimbursement for the cost of any comparable plan, for the lesser of twelve (12) months after the termination of her employment, or remainder of the term of the Simmons Employment Agreement, as applicable. Alternatively, if Ms. Simmons is terminated as a result of non-extension of the Simmons Employment Agreement by the Company, she will be entitled, in addition to the Simmons Accrued Benefits, to six (6) months of her then-current Simmons Base Salary payable in six (6) equal monthly installments, and coverage under any health insurance plan covering Ms. Simmons and her spouse, or reimbursement for the cost of any comparable plan, for six (6) months after the termination of her employment.

Prior to the Company’s engaging Ms. Simmons as Chief Executive Officer, Mr. Miceli and the Company had been in discussions relating to continuing his position as Chief Financial Officer of the Company or terminating his employment. Mr. Miceli and the Company were unable to come to a mutual agreement on the terms of his continued employment with the Company and on July 10, 2021, the Company provided Mr. Miceli with a letter (the “Miceli Employment Termination Letter”), in which the Company informed Mr. Miceli that it was terminating the Miceli Employment Agreement, his services as Chief Executive Officer and Chief Financial Officer of the Company and his employment, for “Cause.”

Effective July 15, 2021, the Board formally appointed Mark Archer to the role of Interim Chief Financial Officer of the Company. In connection with therewith, the Company entered into a consulting agreement (the “FLG Consulting Agreement”), effective as of July 15, 2021, with FLG Partners, LLC (“FLG Partners”), where Mr. Archer serves as a partner, pursuant to which the Company has agreed to pay FLG Partners $500 per hour for its expected short-term engagement of Mr. Archer’s services as Interim Chief Financial Officer of the Company. The FLG Consulting Agreement also requires the Company to indemnify Mr. Archer and FLG Partners in connection with Mr. Archer’s services to the Company in such role. The FLG Consulting Agreement has an indefinite term and is terminable by each of the Company and FLG Partners upon 30 days’ advance written notice.

On August 9, 2021, Mr. Miceli notified the Company of his decision to resign from the Company’s board of directors (the “Board”) and as Chairman of the Board, effective immediately.

In connection with Mr. Miceli’s resignation from the Board, on August 9, 2021, the Company and Mr. Miceli entered into a letter agreement, effective as of August 1, 2021 (the “Miceli Letter Agreement”), pursuant to which Mr. Miceli has agreed to provide certain consulting services to the Company for nine (9) months in consideration for, among other things, (i) semi-monthly cash payments of $19,332, (ii) a payout of his accrued but unused vacation pay, (iii) full acceleration of the previously unvested Common Stock held by Mr. Miceli (including but not limited to the Miceli 40,000 Shares, with 5,000 shares of Common Stock to be forfeited) and (iv) payment of all medical and dental premiums for Mr. Miceli and his wife for a period of six (6) months from the effective date of the Miceli Letter Agreement.

Pursuant to the Miceli Letter Agreement, the Company and Mr. Miceli agreed, among others, that the rights of such parties under the Miceli Employment Agreement will terminate, except for the confidentiality and non-competition provisions, which will remain in full force and effect, provided that the expiration of the non-competition provisions will expire on April 30, 2022.

Employee Benefits

We provide standard health insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our named executive officers during the years ended December 31, 2020 and 2019. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table provides information relating to the vested and unvested option and stock awards held by our named executive officers as of December 31, 2020. Each award to each named executive officer is shown separately, with a footnote describing the award’s vesting schedule. The presentation of the option and stock awards on the following table reflects the Company’s reverse stock split of its Common Stock that was effected on October 15, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Gino Pereira (1)	-	-	-	-	-	-	$	-	$-
Vincent S. Miceli (2)	-	-	-	-	-	-	$	10,000	$16,000
Michael J. Orlando (3)	-	-	-	-	-	-	$	-	$-
Stanley E. Washington (4)	-	-	-	-	-	-	$	-	$-

(1)	Effective September 13, 2019, Mr. Pereira resigned as Chief Executive Officer and a director of the Company. Mr. Pereira’s unvested shares as of September 13, 2019 were forfeited upon his resignation.
(2)	The unvested stock awards were vested upon full acceleration pursuant to the Miceli Letter Agreement.
(3)	Effective September 10, 2019, Mr. Orlando resigned as Chief Operating Officer of the Company. Mr. Orlando’s unvested shares as of September 10, 2019 were forfeited upon his resignation.
(4)	All unvested stock awards vested prior to Mr. Washington’s resignation as on employee of the Company on May 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except compensation arrangements, during the Company’s past two fiscal years and since the last fiscal year, there have been no transactions, whether directly or indirectly, between us and any of our officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members that exceeded the lesser of (i) $120,000 or (ii) one percent (1%) of the average of our total assets at year end.

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq Stock Market regulations. The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal year 2020. During the fiscal year ended December 31, 2020, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis, with the exception of our officers, directors and greater than 10 percent (10%) beneficial owners listed in the table below:

Name	Form	Description
Daniel P. Sharkey	4	One (1) transaction was not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
Robert A. Curtis	4	One (1) transaction was not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
David R. Gust	4	One (1) transaction was not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
Michael J. D’Almada-Remedios	4	One (1) transaction was not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Daniel P. Sharkey, Chairman

David R. Gust

Robert A. Curtis

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Marcum LLP (“Marcum”) has served as our independent registered public accounting firm since April 21, 2016 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of an independent registered public accounting firm.

Marcum has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Marcum to physically attend the Annual Meeting, however, it is anticipated that a Marcum representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

	For the Year Ended December 31,
	2020	2019
Audit fees(1)	$165,000	$234,145
Audit-related fees	$-	-
Tax fees	-	-
All other fees	-	-
Total fees	$165,000	$234,145

(1)	Audit fees were for professional services rendered for the audits of the financial statements of the Company, assistance with review of documents filed with the SEC, consents, and other assistance required to be performed by our independent registered public account firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairman of the Audit Committee has been delegated the authority by such committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairman of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock, Series C Preferred Stock, and Series F Preferred Stock on an as-converted to Common Stock basis, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of Marcum as our independent registered public accountants for the fiscal year ending December 31, 2021.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED

 PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

ADVISORY RESOLUTION ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

(Proposal No. 3)

Summary

As required by Section 14A of the Exchange Act, the Board is holding a separate, non-binding advisory vote seeking approval of the compensation of the Company’s named executive officers, as disclosed in the “Executive Officer Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Company’s fiscal year 2020 compensation practices and programs for the named executive officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company has established compensation programs that are designed to attract and retain key employees and reward those employees for the short-term and long-term performance of the Company.

We encourage stockholders to review the information set forth above under “COMPENSATION COMMITTEE REPORT” and “EXECUTIVE OFFICER COMPENSATION”, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosure. As noted in the Compensation Discussion and Analysis:

●	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation;

●	We have structured our compensation packages to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders; and

●	This process of determining compensation is not a mechanical process, and our Board has used its judgment and experience and has worked with our Compensation Committee to determine the appropriate mix of compensation for each individual.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock, Series C Preferred Stock, and Series F Preferred Stock on an as-converted to Common Stock basis, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the advisory resolution on the compensation of the Company’s named executive officers.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF

THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

*************

It is important that the proxies be returned promptly and that your shares of Common Stock, Series C Preferred Stock and/or Series F Preferred Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

November 15, 2021	By Order of the Board of Directors,

/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on December 17, 2021 at 10:00 a.m. Eastern Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

2021 Annual Meeting of Stockholders Proxy Card - Nxt-ID, Inc.

▼          DETACH PROXY CARD HERE TO VOTE BY MAIL          ▼

(1)	Election of Directors:

	☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Chia-Lin Simmons	02 Major General David R. Gust, USA, Ret.	03 Michael J. D’Almada-Remedios, PhD
04 Daniel P. Sharkey	05 Robert A. Curtis

(2)	To approve a proposal to ratify the Board’s selection of MARCUM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

Nxt-ID, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 17, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of Nxt-ID, Inc. (the “Company”), hereby appoints Chia-Lin Simmons as attorney-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and Series F Convertible Preferred Stock (voting on an as-converted to Common Stock basis), par value $0.0001 per share, owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 17, 2021, at the offices of Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019, at 10:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021, AND FOR THE APPROVAL OF COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 17, 2021 AT 10:00 A.M. (EASTERN TIME) AT 1633 BROADWAY, 32ND FLOOR, NEW YORK, NEW YORK 10019. ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)